UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2005

BROOKSTONE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21406	06-1182895
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

ONE INNOVATION WAY, MERRIMACK, NH		03054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 603-880-9500.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Brookstone, Inc. (the “Company”) is restating its financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004 to reflect the reclassification of the Company’s Gardeners Eden business as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”) and the requirements of the U.S. Securities and Exchange Commission (the “SEC”) (the “Reclassification”). Under the SEC requirements, the Company must reflect any reclassification to discontinued operations as required by FAS 144 subsequent to the determination to sell such operations, for previously issued annual financial statements for each of the years shown in the Company’s last annual report on Form 10-K if those financials are incorporated by reference in subsequent filings made with the SEC under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date the properties were identified for sale. This Form 8-K is being filed by the Company to amend Items 6, 7, 8 and 15 of the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 to reflect the Reclassification. No other amendments are hereby made to the Company’s Annual Report on Form 10-K.

Selected historical financial information for fiscal years 2000, 2001, 2002, 2003 and 2004 and supplemental disclosure to Management’s Discussion and Analysis of Financial Condition and Results of Operations for fiscal years 2004, 2003 and 2002 regarding the Reclassification are attached as Exhibit 99.1. Restated audited consolidated financial statements for the years ended January 29, 2005, January 31, 2004 and February 1, 2003 are attached as Exhibit 99.2.

Readers should refer to the Company’s quarterly reports on Form 10-Q for information related to periods subsequent to January 29, 2005. The Company intends for the information provided pursuant to this Item 2.02 and Item 9.01 to be deemed filed and incorporated by reference into its filings with the SEC.

Item 9.01    Financial Statements and Exhibits

(c)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Selected Historical Financial Information.

99.2	Restated Audited Consolidated Financial Statements for the fiscal years ended January 29, 2005, January 31, 2004 and February 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 14, 2005

By:  /s/  Philip W. Roizin

Philip W. Roizin

Executive Vice President, Finance

and Administration,

Treasurer and Secretary

(Principal Financial Officer and duly

authorized to sign on behalf of registrant)

3